THE DARUMA FUNDS, INC.
NOTICE OF SPECIAL MEETING TO SHAREHOLDERS


To the Shareholders of
The Daruma Funds, Inc.
Daruma Mid-Cap Value Fund

	NOTICE IS HEREBY GIVEN that a Special Meeting of
Shareholders of The Daruma Funds, Inc. (the "Fund") will be held at the offices of the Corporation at 60 East 42nd Street, Suite 1112, New York, NY 10165 on May 28, 1998 at 10:00 am (E.T.) for the following purposes:

1. To approve or disapprove an amendment to the
 Fund's Investment Advisory Agreement changing
the advisory fee to a flat 1% of the Fund's average
daily  net assets by removing the current breakpoints.
2	To transact any other business that may come before the
 meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 24, 1998 are entitled to notice of, and to vote at, the meeting.

	By Order of the Board of Directors
	Mary B. O'Byrne, Secretary


May 5, 1998

Your vote is important no matter how many shares you owned on the record date. Please indicate your voting instructions on the enclosed proxy ballot, date and sign it and return it in the enclosed envelope, which is addressed for your convenience and requires no postage if mailed in the United States. To save the Corporation the expense of additional proxy solicitation, we ask for your cooperation in mailing your proxy promptly.





Dear Shareholder:

There will be a meeting of shareholders on May 28, 1998. Enclosed is a proxy statement and ballot for you to vote. We are asking shareholders to authorize an investment advisory fee of a flat 1% of average daily net assets. The break points found in the Fund's current fee schedule, which start at 1% of the first $100 million of average daily net assets, and decline to .75% of the next $100 million and .50% on assets greater than $200 million would thus be eliminated.

We are also reducing the total expenses of the Fund to 1.25% of net assets once they reach $10 million. The Fund's expense ratio is now capped at 1.5%. Total expenses include accounting, legal, custody and transfer agent fees as well as our fees for managing the Fund's portfolio. Reducing the total expense ratio is done voluntarily by the investment advisor and does not require a shareholder vote. We have done this to reaffirm our commitment to keep the Fund's expense ratio reasonable and competitive.

As you know, we will not let asset size compromise our investment process.
  We are also trying to meet investors' need for one-stop investment shopping convenience by offering the Fund in the "fund supermarkets" like Charles Schwab. Both have a price tag attached. Raising the investment advisory fee allows us the flexibility to participate in "fund supermarkets", while compensating us fairly for being active managers and for capping our total mid-cap assets under management.

Please read the enclosed statement, which provides greater detail on our rationale for this proxy vote. Please call us at (800) 435-5076 or e-mail us at darumanyc@aol.com if you have any questions.

Very truly yours,

/s/
Mariko O. Gordon, CFA
President


As advisors to The Daruma Funds, we have long held the view that mutual fund shareholders should not bear the costs of marketing a fund's shares. This, of course, is a fundamental principle of the 100% no-load concept.
Historically, no-load mutual funds were marketed through word of mouth. Funds with good performance attracted the attention of the media, who popularized them further. The no-load route was particularly attractive to more knowledgeable investors who enjoyed the process of finding "undiscovered" funds independently.
  Investors who relied on brokers to research and find the funds on their behalf typically used the alternative "load" route. For that advice, these investors were willing to pay a commission in the form of a sales load tacked on to the initial purchase price of a fund's shares.

Over the past nineteen months since the launch of the Daruma
Mid-Cap Value Fund we have explored ways to attract investors who share our investment philosophy, business values, and long-term investment horizon. We have found that most people crave either convenience or guidance, and that both needs are largely met through the "fund supermarkets."

 A concept pioneered by Charles Schwab, "fund supermarkets" enable investors to set up one brokerage account to buy and sell mutual funds offered by different financial institutions, as well as individual securities with one phone call, and to receive a simple, consolidated statement.
 The simplicity and convenience offered by "fund supermarkets" caused them to grow enormously, and unfortunately they do not provide these services for free.  "Fund supermarkets" charge the investment companies of both load and no-load mutual funds a fee.  Load funds pay the fee out of the sales commission paid by their shareholders.  For 100% no-load funds, the investment advisor picks up the tab.  Fees range between .25%
and .35% of net assets.   Charles Schwab, for example, charges .35%.

We also found that more and more people who want guidance more than convenience rely on financial planners to help them realize their investment goals. The planners, in turn, also demand the convenience and simplified record keeping of one-stop investment shopping for their clients' portfolios.
 We have come to the conclusion that we cannot ignore the "fund supermarkets" and their constituencies.

We have promised our mutual fund and institutional clients alike we will close our mid-cap product. The rationale for this is simple: we will own no more than thirty-five stocks, to make sure we put only our best ideas to work in the portfolio. We believe we would compromise our investment process if we allowed our assets to grow willy-nilly. Foregoing growth means foregoing fees, which we are willing to do because we are not in a race to collect assets; we are in an endurance race to deliver better performance than our peers and our benchmark, the S&P Mid-Cap Index over the long-term.

We are proposing the elimination of break points from our fee schedule, which will effectively increase the advisory fees paid by the Daruma Fund only after the net assets of the Fund have grown to at least $100 million. In the meantime, we are reducing the total expense ratio cap from the current 1.50% to 1.25% once net assets reach $10 million. Thus, we assure you that giving us the flexibility to reach potential shareholders through the "fund supermarkets" does not preclude a reasonable and competitive expense ratio for the Fund.


SPECIAL MEETING OF SHAREHOLDERS
OF
THE DARUMA FUNDS, INC.
60 East 42nd Street, Suite 1112
New York, NY 10165

PROXY STATEMENT

	Accompanying this Proxy Statement is a Notice of Special
 Meeting of Shareholders and a form of Proxy for the meeting solicited on behalf of the Board of Directors of The Daruma Funds, Inc. (the
 "Corporation"). Supplemental solicitations may be made by mail, telephone or personal interviews by officers and representatives of the
 Corporation. The expenses in connection with preparing and mailing this statement and the material accompanying it, and of such supplemental solicitations, will be borne by the Corporation. This Proxy Statement and the accompanying Proxy are first being sent to shareholders on or about May 5, 1998. The Daruma Mid-Cap Value Fund's semi-annual report dated December 31, 1997 is available upon request.

	The outstanding voting stock of the Corporation at the close of business on April 24, 1998 consisted of 215,982.896 shares of capital stock of the Daruma Mid-Cap Value Fund (the "Fund"). The shareholders entitled to vote are those of record on that date. Each share is entitled to one vote on each item of business at the meeting. The Proxy may be revoked at any time before it is exercised by written instructions to the Corporation or by filing a new Proxy with a later date, and any shareholder attending the meeting may vote in person, whether or not he or she had previously filed a Proxy. The shares represented by all properly executed proxies received in time for the meeting will be voted. Where a shareholder has specified a choice on the
Proxy with respect to Proposal 1 in the Notice of Special Meeting, his or her shares will be voted in favor of such Proposal.

One third of the outstanding shares of the Fund, represented in person or by proxy, shall be required to constitute a quorum at the meeting, although more than one third of the outstanding shares may be required to be present to approve a particular issue.  If a quorum is not present at the meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit for further solicitations of proxies. In determining whether to adjourn the meeting, the following factors may be considered: the nature of the proposals that are the subject of the meeting, the percentage of votes actually cast, the nature of any further solicitation and the information to
be provided to shareholders with respect to the reasons for the solicitation.
  Any adjournment will require the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any adjournment if sufficient votes have been received for approval. Any signed proxy will be voted in favor of the proposals unless a choice is indicated to vote
 against or abstain from voting on that proposal. An abstention on any proposal will have the same legal effect as a vote against such proposal. To approve
Proposal 1, the Investment Company Act of 1940 (the "1940 Act") requires that a majority vote be obtained. The percentage required under the 1940 Act constituting a majority is the lesser of (i) 67% or more of the outstanding shares present at the meeting if the holders of more than 50% of the outstanding shares of the Fund are present or represented by a proxy; or (ii) more than 50% of the outstanding shares of the Fund.

	The following persons were known to the Fund to be beneficial owners or owners of record of 5% or more of its outstanding shares of Capital Stock as of the record date:



Name and Address of Owner		Amount and Nature
                           of Ownership		% of Class

William F. & Donald Gratz TTEEs		26,335.275 shares - Record	12.19%
Treitel-Gratz Co. Inc. Pft. Shs. Tr.
u/a dtd 1/1/83
13-01 Queens Plaza South
Long Island City, NY 11101

Anthony D'Ottavio			17,962.859 shares - Record	8.32%
47 East Maple Street
Dallastown, PA 17313

John W. Baackes				11,712.001 shares - Record	5.42%
Capital Area Community Health Plan 403(B)
15 Pateman Circle
Menands, NY 12204

Alec J. Wilkinson TTEE		10,968,049 shares - Record	 5.08%
A.J. Wilkinson Profit Sharing Plan
310 West End Avenue, #5A
New York, NY 10023

Brian J. Heidtke				10,835.194 shares - Record	5.02%
585 Sparrowbush Road
Wyckoff, NJ 07481

PROPOSAL 1.	To approve or disapprove an amendment to the
 Fund's Investment Advisory Agreement changing the advisory fee to a flat
 1% of the Fund's average daily net assets by removing the current breakpoints.

	The Board of Directors of the Corporation unanimously recommend that the shareholders of the Corporation vote to approve an amendment to the Fund's Investment Advisory Agreement removing the current breakpoints on the advisory fee which would provide for a 1% fee on all of the Fund's net assets without regard to Fund size. This would have the effect of ultimately raising the advisory fee to be paid by the Fund when net assets exceed $100 million.

The Fund's management and the Board of Directors' rationale for this amendment is that we have come to realize that many individuals and financial planners demand the convenience of mutual fund supermarkets, i.e., Schwab, Jack White, Fidelity Fundsnet, etc. The Fund has no distribution fee, which would normally be used to pay the cost of these supermarkets. Therefore, the
 Advisor is committed to use part of its management fee in order for the Fund to participate in these supermarkets. Because the Advisor is willing to use its
own resources to pay the cost of these supermarkets, it believes that the breakpoints should no longer stay in effect. The proposal to do away with the breakpoints on the fee schedule effectively increases the average fee to 1% of assets, and allows
the manager the room to use the supermarkets to build the Fund's assets and meet shareholders'
 need for convenience via the supermarkets.

	The elimination of break points from our fee schedule will effectively increase the advisory fees paid by The Daruma Funds only after the net assets of the Fund have grown to at least $100 million. In the meantime, the advisor has voluntarily reduced the total expense ratio cap from the current 1.50% to 1.25% once net assets reach $10 million.


Since inception, the Advisor has waived all advisory fees and reimbursed expenses to maintain that ratio. For the period August 16, 1996 through December 31, 1997, the Fund incurred $16,634 in fees that were voluntarily waived by the Advisor and the Advisor reimbursed additional expenses totaling $34,257.

The Advisor, by voluntarily waiving a portion or its entire fee or assuming certain expenses of the Fund, effectively lowers the overall expense ratio of the Fund and increases yield to investors. See "Expense Limitations" below.

Daruma Asset Management, Inc. (formerly CastleRock Capital Management, Inc.), a registered investment advisor is a New York corporation, with its principal offices located at 60 East 42nd Street, Suite 1112, New York, NY 10165. The Advisor has been employed by the Board of Directors to serve as the investment advisor of the Fund pursuant to an Investment Advisory
Agreement entered into by the Fund.
Currently, the Advisor's only investment company client is the Fund.  The
 Advisor supervises all aspects of the Fund's operations and provides investment advice and portfolio management services to the Fund.

Pursuant to the Advisory Agreement and subject to the supervision of the Fund's Board of Directors, the Advisor makes the Fund's day to day investment decisions,arranges for the execution of portfolio transactions and generally manages the Fund's investments.

Mariko O. Gordon, President and Chief Investment Officer of the Advisor is primarily responsible for supervising the Fund's investment management activities. The Advisor had assets under management of approximately
$94 million at March 31, 1998.

The Advisor provides persons satisfactory to the Board of Directors of the Fund to serve as officers of the Fund. Such officers, as well as certain other employees and directors of the Fund, may be directors, officers or employees of the Advisor or its affiliates.

The Advisor also may provide the Fund with supervisory personnel who will be responsible for supervising the performance of administrative services, accounting and related services, net asset value calculation, reports to and filings with regulatory authorities, and services relating to such functions. The personnel rendering such supervisory services may be employees of the Advisor, of its affiliates or of other organizations. The Advisory Agreement was approved on July 31, 1997 by the Board of Directors, including a majority of the directors who are not interested persons (as defined in the Investment Company Act of 1940) of the Fund or the Advisor.

	The Advisory Agreement has a term which extends to July 31, 1999 and may be continued thereafter for successive twelve-month periods beginning each July
 31, provided that such continuance is specifically approved annually by a majority vote of the Fund's outstanding voting securities or by the Board of Directors, and in either case by a majority of the directors who are not parties to the Advisory Agreement or interested persons of any such party, by votes cast in person at a meeting called for the purpose of voting on such matter.

The Advisory Agreement is terminable without penalty by the Fund on sixty days' written notice when authorized either by a majority vote of the outstanding voting shares of the Fund or by a vote of a majority of the Fund's Board of Directors, or by the Advisor on sixty day's written notice, and will automatically terminate in the event of its assignment. The Advisory Agreement provides that in the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or of reckless disregard of its obligations thereunder, the Advisor shall not be liable for any action or failure to act in accordance with its duties thereunder.

Expense Limitations

The Advisor has voluntarily agreed to reimburse the Fund for its expenses
 (exclusive of interest, taxes, brokerage, and extraordinary expenses) which in any year exceed 1.5% and 1.25% when assets reach at least $10 million.
  For the purpose of this obligation to reimburse expenses, the Fund's annual expenses are estimated and accrued daily, and any appropriate estimated payments are made to it on a monthly basis. From time to time, the Advisor may voluntarily assume certain expenses of the Fund. This would have the effect of lowering the overall expense ratio and of increasing yield to investors. Subject to the obligations of the Advisor to reimburse the Fund for its excess expenses as described above, the Fund has, under the Advisory Agreement, confirmed its obligation for payment of all other expenses, including without limitation: fees payable to the Advisor, Custodian and Transfer and Dividend Agent; brokerage and commission expenses; federal, state or local taxes, including issuance and transfer taxes incurred by or levied on it; commitment fees, certain insurance premiums and membership fees and dues in investment company organizations; interest charges on borrowings; telecommunications expenses; recurring and non-recurring legal and accounting expenses;
 costs of organization and maintaining the Fund's existence as a corporation; compensation, including directors fees, of any directors, officers or employees who are not also officers of the Advisor or its affiliates and costs of other personnel providing administrative and clerical services; costs of stockholders' services and costs of stockholders reports, proxy solicitations and corporate meetings, fees and expenses or registering its shares under the appropriate Federal securities laws and of qualifying its shares under applicable state securities laws, including expenses attendant upon the initial qualification of these shares and attendant upon renewals of, or amendments to, those qualifications; and expenses of preparing, printing and delivering the Prospectus and financial statements to existing shareholders and of printing shareholder statements for shareholder accounts.

The Fund may, from time-to-time, hire its own employees or contract to have management services performed by third parties, and the management of the Fund intends to do so whenever it appears advantageous to the Fund. The Fund's expenses for employees and for such services are among the expenses subject to the expense limitation described above.

The Directors recommend a vote FOR Proposal 1.

In the event the shareholders do not approve Proposal 1, Daruma Asset
 Management, Inc. will continue to serve as the Advisor to the Fund under the terms of the current Investment Advisory Agreement and the fee will continue to be subject to the breakpoints.

2. OTHER BUSINESS

	As a Maryland corporation, the Corporation is not required, and does not intend to hold regular annual meetings. Shareholders who wish to present proposals at any future shareholder meetings must present such proposals to the Board at a reasonable time prior to the solicitation of any shareholder proxy.

Management knows of no other business to be brought before the meeting other than Proposal 1 in the Notice of Special Meeting. If other matters do come before the meeting, it is intended that the shares represented by Proxies will be voted in accordance with the judgement of the person or persons exercising at the meeting the authority conferred by the Proxies.

ADDITIONAL INFORMATION

Daruma Asset Management, Inc., the Corporation's investment advisor, is located at 60 East 42nd Street, Suite 1112, New York, NY 10165.

	If these proposals are not approved and the Board determines to conduct another meeting of shareholders, all costs associated with the production and mailing of the proxy materials will be borne by the Corporation.


PLEASE FILL IN, DATE AND SIGN THE PROXY AND RETURN IT IN THE
ACCOMPANYING POSTAGE-PAID ENVELOPE.

PROXY

The Daruma Funds, Inc.
Daruma Mid-Cap Value Fund
May 28, 1998 at 10:00 a.m.

			       DIRECTORS
					     RECOMMEND	For	Against	Abstain

1. To approve an amendment to the
Investment Advisory Agreement
 Changing the advisory fee to a flat
 1% of the Fund's average net assets
 by removing the current breakpoints.		FOR		   -	      -	      -


Note: Such other business as may properly come
before the Meeting or any Adjournment thereof.			    -	       -	       -




Please indicate your proposal selections by placing an "X" in the appropriate box. If held jointly both owners must sign below.







SIGNATURE			DATE




SIGNATURE			DATE